Exhibit 10(c)

AMENDMENT NUMBER THREE
TO THE
HARRIS CORPORATION SALARIED RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Salaried Retirement Plan, as amended and restated effective January 1, 2017 (the “Plan”);
WHEREAS, pursuant to Section 10.01 of the Plan, the Board of Directors of the Corporation or its delegate has the authority to amend the Plan;
WHEREAS, the Employee Benefits Committee of the Corporation (the “Committee”) has been delegated the authority to adopt non-material amendments to the Plan;
WHEREAS, the Corporation desires to amend the Plan to clarify certain administrative practices; and
WHEREAS, the Committee has determined that the above-described amendments are non-material.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of January 1, 2017, as follows:

1.
Section 4.19(c)(ii) of the Plan hereby is amended to (A) insert “at a time and in a manner acceptable” after the words “certified his marital status” therein and (B) delete “during the six months” therefrom.

2.	Section 7 of Appendix B of the Plan hereby is amended to delete in its entirety the final sentence thereof and to replace it with the following new sentence:
These provisions shall apply until the earlier of the date such person retires or terminates his NFSI employment; the date such person’s NFSI employer is no longer within the controlled group of NFSI; or the date, as determined by the Board of Directors or the Administrative Committee, the NFSI Pension Plan no longer operates in conjunction with this Plan.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 21st day of December 20, 2017.
/s/ James P. Girard
James P. Girard, Chairperson

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